UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2007

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-19467	41-1533300
(Commission File Number)	(IRS Employer Identification No.)

2300 Berkshire Lane North
Minneapolis, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)

15301 Highway 55 West, Plymouth, Minnesota  55447

(Former address, if changed since last report)

(763) 951-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Increase in Term Loan

In August 2006, Enpath Medical, Inc. entered into a second financing arrangement with its principal lender that included a seven-year term loan of up to $4.0 million to finance the build-out of its new facility.  The borrowings are secured by substantially all of the Company’s assets and the new leasehold improvements.  In January 2007, the Company increased the term loan to up to $5.0 million.  The Enpath Board members had authorized management to enter the term loan agreement at the time of the increase and ratified the new term loan at the February 15, 2007 Board meeting.

Payments on the new term loan will consist of interest payments only on the amount borrowed at LIBOR plus 2.5% until the end of March 2007.  The term loan amount will become fixed in April 2007 based on the amount borrowed and payments will commence on April 30, 2007 at a fixed rate plus interest at LIBOR plus 2.5% for the remaining term of the loan.  As of December 31, 2006, we had no borrowings on this term loan.  As of February 15, 2007, we had borrowings of $2.0 million under this term loan.

Item 2.02   Results of Operations and Financial Disclosure

On February 22, 2007, Enpath Medical, Inc. issued a press release reporting the results of its operations for the quarter and the year ended December 31, 2006.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information provided pursuant to Items 2.02 of this Form 8-K is being furnished and is not “filed” for purposes of Section 18 of the Securities Act of 1934, and may not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Executive Compensation

On February 15, 2007, Enpath granted options to the following officers and established new salaries for these officers effective March 3, 2007.

Name	Options	Salary
John C. Hertig	20,000	265,000
Mark C. Kraus	10,000	195,000
Scott P. Youngstrom	10,000	183,750
Steven D. Mogensen	10,000	175,000
Mike Winegar	20,000	160,000
Michael D. Erdmann	5,000	126,000

In connection with the salary increases, the Company is eliminating the annual car allowance of $6000 paid to Mr. Hertig and Mr. Kraus, effective with the salary increase.

Each option was granted at a price of $11.49 (the closing price on February 15, 2007), vesting 20% per year beginning one year from the date of grant and expires six years from grant date.

The Company’s Compensation Committee is also in the process of developing the Company’s 2007 bonus program and expects to finalize this program in the near future.

Section 9. - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated February 22, 2007, reporting results for the quarter and year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2007	ENPATH MEDICAL, INC

/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer